EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Releases Schedule for Publication of Final Environment Impact Statement at Butte Highlands Gold Project in Montana

Coeur d’Alene, Idaho – October 20, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced the receipt from the Montana Department of Environmental Quality (“MDEQ”) of an estimated schedule for the completion and publication of the Final Environmental Impact Statement (FEIS) at the Butte Highlands Gold Project, a proposed underground gold mine in development south of Butte, Montana.

This schedule demonstrates significant progress toward the completion of the FEIS, which is the most critical step toward the issuance of the Final Hard Rock Operating Permit (“Final HROP”) for the project.  Kristi Ponozzo, Montana Environmental Policy Coordinator for the MDEQ provided the letter which stated that the most recent information provided to the MDEQ on October 8, 2014 by Butte Highlands JV, LLC (“BHJV”), the joint venture operator of the Butte Highlands Gold Project, allows the MDEQ to complete the FEIS.

The MDEQ estimates in its schedule that it will publish the FEIS on Monday, December 22, 2014.  The MDEQ has provided the Company with the specific steps of the ongoing MDEQ process and their related completion dates.  These steps include:

Activity	Start Date	Completion date
Contractor developed mitigation response table	October 10, 2014	October 16, 2014
MDEQ reviews mitigation response table	October 16, 2014	October 20, 2014
Contractor revises responses to comments on Draft EIS based on mitigation response table	October 20, 2014	November 04, 2014
MDEQ reviews revised responses to comments on Draft EIS	November 04, 2014	November 11, 2014
Contractor prepares FEIS revisions	November 04, 2014	November 21, 2014
MDEQ completes final review of FEIS	November 21, 2014	December 05, 2014
FEIS prepared for release and published	December 05, 2014	December 22, 2014

Following the publication of the FEIS, the next step will be publication of the Record of Decision (“ROD”) by the MDEQ.  By law, the MDEQ may publish the ROD no earlier than 15 days after the FEIS is published.  Therefore, the ROD is expected to be published in early January, 2015.  The issuance of the Final HROP is expected to follow the publication of the ROD upon calculation and remittance of the required bond to the MDEQ.

Publication of the FEIS will also advance the haul road permitting.  BHJV has been informed by the United States Forest Service (“USFS”) that it intends to release the Final Environmental Assessment (“Final EA”) on the Plan of Operations for material haulage after the FEIS is published.  As such, BHJV anticipates that the Final EA will be completed in the first quarter of 2015.

Timberline’s President and CEO, Paul Dircksen, commented, “It is gratifying to see the lengthy  permitting process at Butte Highlands leading to an attainable schedule provided by the MDEQ for publication of the Final EIS, and the foreseeable completion of the associated ROD and Final HROP.  We will continue to press for the timely completion of the required permits, bonding, road construction and enhancements, and final project development to allow this project to commence production.”

Timberline owns a 50-percent carried-to-production interest in BHJV, which owns the Butte Highlands Gold Project, located approximately 15 miles south of Butte, Montana, where mining is expected to commence following the issuance of the Final Hard Rock Operating Permit and the USFS approval of a road-use plan of operations for material haulage.  The project is located within a favorable geologic domain that has hosted several world-class, multi-million ounce gold deposits including Butte, Golden Sunlight, Montana Tunnels, and Virginia City.

Timberline’s joint venture partner has and is expected to continue to fund all mine development costs through to commercial production with Timberline's share of those costs to be repaid from proceeds of future mine production.  The Butte Highlands Gold Project is an example of Timberline’s strategy to participate in gold production through creative management and financial structures.  The Company expects to benefit from production without assuming the development risk and without dilutive equity financing or burdensome debt financing that would have been required if the Company had funded the development.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana. Timberline's exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits that are developed into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s expected permits and timing of permits and records of decision by the MDEQ and/or USFS at Butte Highlands, progress and timing of evaluations, including the Final EIS and the Final EA , being done by MDEQ and/or USFS, schedule and completion of the Final EIS, timing, schedule and completion of the Record of Decision, issuance of the Final Hard Rock Operating Permit, timing and remittance of the required bond at Butte Highlands, timing of the completion of the Final EA by the USFS, sufficiency of the proposed mitigation measures, the estimated timing for flow augmentation, the level of post-mining groundwater elevations and enhanced spring development to support stream flows, the revised schedule for completion of the Final EIS, commencement and timing of production at Butte Highlands, use of the

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Highland Road for material haulage, timing and information regarding a revised schedule from MDEQ and/or USFS, and the continuation of development and funding by the Company’s JV partner at Butte Highlands. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, whether or not the Company completes the acquisition of Wolfpack US, risks related to obtaining shareholder and regulatory approvals, market risks, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859

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